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                                                                     EXHIBIT 3.7

                            ARTICLES OF ORGANIZATION
                                       OF
                           TOTAL EMED LEASING CO., LLC

     The undersigned individual acting as the organizer of a limited liability company under the Tennessee Limited Liability Company Act (the "Act") adopts the following Articles of Organization (the "Articles").

     1. NAME. The name of the limited liability company is Total eMed Leasing Co.. LLC (the "LLC").

     2. REGISTERED OFFICE AND AGENT. The street address of the LLC's registered office is 5301 Virginia Way, Suite 250, Brentwood. Williamson County, Tennessee 37017. The name of the LLC's registered agent at said registered office is Ted
S. MacDonald.

     3. ORGANIZER. The organizer of the LLC is Ted S. MacDonald, whose address is 5301 Virginia Way. Suite 250, Brentwood. Williamson County. Tennessee 37027.

     4. MANAGEMENT. The LLC will be member-managed. The business and of airs of the LLC will be conducted under the exclusive management of its member or members, who will have exclusive authority to act for the LLC in all matters and who, pursuant to section 48-240-101 of the Act. will make all management decisions and take all management actions based on their proportionate interests in the LLC's governance rights.

     5. NUMBER OF MEMBERS. On the date of the filing of these Articles. which is the effective date and time of formation, there is one (1) member of the LLC.

     6. DATE OF FORMATION. The existence of the LLC is to begin upon the filing of these Articles.

     7. PRINCIPAL EXECUTIVE OFFICE. The street address and zip code of the LLC's principal executive office is 5301 Virginia Way, Suite 250, Brentwood, Williamson County, Tennessee 37027.

     8. ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the members may be taken without a meeting by action on written consent.

     9. PERPETUAL EXISTENCE. The LLC shall continue in perpetuity and none of the events listed in T.C.A. 48-245-101(aX5) shall cause the dissolution of the LLC.

     10. PROFITS AND LOSSES. Except as otherwise provided in an operating agreement among the LLC's members then in effect, profits and losses of the LLC shall be allocated among its members (and their assignees) based on their proportionate financial rights in the LLC.

     11. DISTRIBUTIONS. Except as otherwise provided in an operating agreement among the LLC's members then in effect, distributions of cash or other assets of the LLC will be

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allocated among its members (and their assignees) based on their proportionate financial rights in the LLC.

     12. VOTING RIGHTS. Except as otherwise provided in an operating agreement among the LLC's members then in effect, the members shall have voting rights based on their proportionate governance rights in the LLC.

     13. PREEMPTIVE RIGHTS. Members of the LLC or parties (other than the LLC) to a contribution agreement or a contribution allowance agreement do not have preemptive rights.

     14. INDEMNIFICATION. In addition to the mandatory indemnification provided in section 48-243-101(c) of the Act, the LLC shall advance and pay for the reasonable expenses incurred by a member or manager who is a party to a proceeding because he or she is or was a "responsible person" as such person is defined in section 48-243-101 of the Act, provided the requirements of the Act are met.

     The undersigned is acting solely in the capacity of organizer for the purpose of forming the LLC and he shall have no liability whatsoever for acts done or purportedly done on behalf of the LLC.

December 27, 1999

                                        /s/ Ted S. MacDonald
                                        ----------------------------------------
                                        Ted S. MacDonald, Organizer

                                        5301 Virginia Way. Suite 250
                                        Brentwood, Tennessee 37027


                                       2

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                              ARTICLES OF AMENDMENT
                         OF THE ARTICLES OF ORGANIZATION
                                       OF
                           TOTAL EMED LEASING CO., LLC

     Pursuant to the provisions of Section 48-209-104 of the Tennessee Limited Liability Company Act, the undersigned limited liability company adopts the following amendment to its Articles of Organization:

1.   The name of the limited liability company is Total eMed Leasing Co., LLC.

2. The Tennessee Secretary of State Control Number of said limited liability company is 0381857.

3.   The text of each amendment adopted is:

          Article 1 is hereby deleted in its entirety and the following substituted in lieu thereof:

          "1. The name of the limited liability company is Spheris Leasing LLC (the "Company")."

4. The amendment was duly adopted on October 23, 2003 by the sole member of the limited liability company.

5. The amendment is to be effective when this document is filed with the Secretary of State.

Dated: November 13, 2003                TOTAL EMED LEASING CO., LLC


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens Esq.
                                              ----------------------------------
                                        Title: Chief Administrative Officer
                                               and Secretary
                                               ---------------------------------